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                                                                   EXHIBIT 10.22

                        INDUSTRIAL LEASE - SINGLE TENANT

THIS LEASE AGREEMENT made this 4th day of June, 2001, by and between BENAROYA CAPITAL COMPANY, LLC, a Washington limited liability company (the "Lessor") and ICOS CORPORATION, a Delaware corporation (the "Lessee").

1. PREMISES. Lessor does hereby lease to Lessee those certain premises, to wit: 22,200 square feet of space in Suite 100 in the Building known as Canyon Park - 12 located at 22032 23rd Drive SE, in Bothell, Washington as outlined on Exhibit A attached hereto (hereinafter called "Premises"). The Building is hereafter sometimes referred to as the "Project". In addition, the Lessee has the right, subject to the Rules and Regulations, to use of the Common Areas including the parking areas.

2. TERM. The Lease shall be for a term of five (5) years commencing on the Lease Commencement Date and expiring five (5) years thereafter. The Lease Commencement Date will be the earlier to occur of the following, but in no event before June 1, 2002 or later than October 1, 2002:

            (a) any date specified by Lessee with at least six months prior written notice to Lessor; or

            (b) any date specified by Lessor with at least five months prior written notice to Lessee.

      Upon acknowledgment of receipt of the notice specified in (a) or (b) above by either Lessor or Lessee respectively, the date specified in such notice shall thereafter be the Lease Commencement Date.

3. RENT. Lessee covenants and agrees to pay Lessor at 1001 Fourth Avenue, Suite 4700, Seattle, WA 98154, or to such other party or at such other place as Lessor may hereafter designate, monthly rent in advance without offset or deduction, on or before the first (1st) day of each month of the Lease term in the amounts as follows:

               Months:                             Base Rent:
               -------                             ----------
               Months 1 - 12                       $28,465.00 per month
               Months 13 - 24                      $29,461.00 per month
               Months 25 - 36                      $30,492.00 per month
               Months 37 - 48                      $31,560.00 per month
               Months 49 - 60                      $32,664.00 per month

4. SECURITY DEPOSIT. Lessee shall deposit with Lessor on the Commencement Date Thirty-Two Thousand Six Hundred Sixty-Four and No/100 dollars ($32,664.00). Said sum shall be held by Lessor as security for the faithful performance by Lessee of all the terms, covenants and conditions of this Lease to be kept and performed by Lessee during the entire Term hereof. If Lessee defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent or other charges or sums due under this Lease, Lessor may (but shall not be required to) use, apply or retain all or any part of the security deposit for the payment of any Rent or other charges or sums due under this Lease or any sum in default, or for the payment of any amount which Lessor may spend or become obligated to spend by reason of Lessee's default, or to compensate Lessor for any other loss, damage, cost or expense (including reasonable attorneys' fees) which Lessor may suffer or incur by reason of Lessee's default. If any portion of said security deposit is so used or applied, Lessee shall, within five (5) days after written demand therefor, deposit a certified or cashier's check with Lessor in an amount sufficient to restore the security deposit to its original amount and Lessee's failure to do so shall be a default under this Lease. Lessor shall not be required to keep the security deposit separate from its general funds and Lessee shall not be entitled to interest on such deposit. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof after deduction hereunder by Lessor shall be returned to Lessee (or, at Lessor's option, to the last assignee of Lessee's interest hereunder) within thirty (30) days


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      following expiration of the Lease Term; provided, that in the event this
      Lease shall be terminated upon the default of the Lessee, the security deposit shall be retained by Lessor and all of Lessee's interest therein shall terminate and the security deposit will be applied against the damages suffered by Lessor by reason of the Lessee's default. In the event of termination of Lessor's interest in this Lease, Lessor shall transfer said deposit to Lessor's successor in interest.

5. USE. Lessee shall use and occupy the Premises for the purposes of office, laboratory, process development and related support services (including light manufacturing and storage related to the foregoing) and for no other purposes, without prior written consent of Lessor (which consent shall not be unreasonably withheld or delayed), and shall comply with all governmental laws, ordinances, regulations, orders and directives and insurance requirements applicable to Lessee's use of the Premises. Lessee shall not occupy or use or permit any portion of the Premises to be occupied or used in such a manner or for any purpose which would increase the cost of insurance coverage upon the Premises, the building or the contents thereof.

6. RULES AND REGULATIONS. Lessee agrees to comply with any Rules and Regulations attached hereto, any recorded Covenants, Conditions and Restrictions affecting the Project, as well as such other reasonable rules and regulations as may from time to time be adopted by Lessor for the management, good order and safety of common areas, the building and its Lessee(s), provided, however, such rules, regulations, covenants, conditions or restrictions do not prohibit or prevent Lessee's permitted use of the Premises. Lessee shall be responsible for the compliance with such rules and regulations by its employees, agents and invitees. Lessor's failure to enforce any of such rules and regulations against Lessee or any other Lessee shall not be deemed to be a waiver of same, provided, however, Lessor agrees to enforce the rules and regulations equitably among all tenants of the Project.

7. MAINTENANCE. Lessee agrees by taking possession that the Premises are in tenantable and good condition. Lessee shall at its expense and at all times keep, maintain, repair and replace the Premises, including but not limited to storefronts, exterior doors and windows, Lessee division walls and mechanical, electrical, sprinkler and other utility systems, together with connections to utility distribution systems, in good condition, repair and order and in accordance with applicable laws, ordinances, rules, regulations and requirements of government authorities and insurance rating bureaus. Lessee agrees to maintain a preventative maintenance contract, or to establish a preventative maintenance program, providing for the regular inspection and maintenance of the heating and air conditioning systems with a licensed mechanical contractor and containing terms and specifications acceptable to Lessor. Lessee shall further keep the Premises and adjoining common areas in a neat, clean, safe and sanitary condition; protect water, drain, gas and other pipes to prevent freezing or clogging and repair all leaks and damage caused thereby; replace all glass and panels in windows and doors of the Premises which become cracked, broken or damaged; and remove ice and snow from entries and common areas immediately adjacent to the Premises. After reasonable notice from Lessee, Lessor shall repair the roof, exterior walls (excluding storefronts, doors and windows), foundations and common areas and facilities, if any, and the cost thereof shall be shared as provided in Section 9 hereof.

8. UTILITIES AND FEES. Lessee agrees to pay promptly when due all charges for light, heat, water, sewer, garbage, fire protection and other utilities and services to the Premises, and all license fees and other governmental charges levied on Lessee's property and the operation of Lessee's business on the Premises. Lessor shall not be liable for any injury or damages suffered as a result of the interruption of utilities or services by fire, or other casualty, strike, riot, vandalism, the making of necessary repairs or improvements, or other causes beyond Lessor's reasonable control.

9. MONTHLY OPERATING EXPENSE ADJUSTMENTS. Lessee shall pay as additional monthly rent its prorata share of all expenses incurred by Lessor for operation of the Project during the term or any extension hereof, as follows:

      A. Real Estate taxes and assessments, together with any assessments levied by the Owner's Association, if any.


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      B.    Usual and necessary costs of operation, management, maintenance and repair (including replacement) as determined by standard accounting practice, including without limitation, all utilities and services not metered or charged directly to Lessee, insurance (including, but not limited to the insurance provided for under Paragraph 16 C below), painting, upkeep and repair of building exterior, roofing, parking, landscaping, and all common areas and facilities. If any portion of the Property, or any system or equipment is replaced by Lessor, and if the useful life of such replaced item extends beyond the term of this Lease (as such term may be extended by the exercise of any options), the cost of such replacement will be amortized over its useful life and Lessee will be responsible only for that portion of the cost which is applicable to the lease term (as extended).

      C. A Management fee equal to four and one quarter percent (4 1/4%) of Lessee's monthly rent, including Base Rent and any Additional Rent. Lessor shall from time to time estimate and provide notice to Lessee of its monthly expense based upon existing or expected costs. Such monthly estimated amount shall be paid by Lessee on or before the first day of each month. Lessor, annually or upon termination hereof, shall compute Lessee's actual expenses. Any overpayment shall be applied as a credit to Lessee against future expense payments.

            Any deficiency shall be paid to Lessor by Lessee within fifteen (15) days after the date of Lessor's statement. Lessor's records showing expenditures made for such expenses shall be available for Lessee's inspection at any reasonable time.

            The determination of actual costs and estimated costs allocable to the Premises shall be made by Lessor. Lessor or its agent shall keep records showing all expenditures made for the items enumerated above, which records shall be available for inspection and review by Lessee. The Lessee shall have the right, at reasonable times and upon reasonable prior notice to the Lessor to review the Lessor's records relating to the actual costs and estimated costs allocable to the Premises for a particular Lease Year, which review must be conducted within six (6) months after Lessee's receipt of the statement of actual costs allocable to the Premises for that particular Lease Year. Lessor shall repay Lessee any overstated amount(s) within thirty (30) days following Lessor's and Lessee's mutual agreement that such overpayment by Lessee did occur. If such review is not conducted within such six (6) month period, then the matters set forth in the statement of actual costs allocable to the Premises for that particular Lease Year shall be deemed conclusive. The Lessee shall pay the costs and expenses of such review unless such review reveals that the Lessor has overstated the Operating Expenses for the Lease Year in question by an amount equal to 5% or more for that particular Lease Year in which event the Lessor shall pay up to $1,000 in payment of the actual costs incurred by Lessee in the performance of such review.

10.   LESSOR'S RESERVATIONS. Lessor reserves the right without liability to
      Lessee: (a) at reasonable times and with notice that is reasonable under the circumstances (except in the case of an emergency when no notice is required) to inspect the Premises, and to show them to prospective Lessees within the last twelve (12) months of the Lease Term or earlier termination thereof, partners or lenders and if they are vacated, to prepare them for re-occupancy; (b) to retain at all times and to use in appropriate instances keys to doors within and into the Premises; (c) to make repairs, alterations, additions or improvements, whether structural or otherwise, in or about the building, and for such purposes to enter upon the Premises and during the continuance of any work, to close common areas and to interrupt or temporarily suspend building services and facilities, all without affecting any of Lessee's obligations hereunder, so long as the Premises are reasonably accessible; and (d) generally to perform any act relating to the safety, protection and preservation of the Premises or building.

11. POSSESSION. If Lessor does not deliver possession of the Premises at the Commencement Date of the term of this Lease, then, unless such delay is caused by Lessee, Lessee may give Lessor written notice of its intention to cancel this Lease if possession is not delivered within ninety (90) days after receipt of such notice by Lessor. Lessor shall not be liable for any damages caused by failure to deliver possession of the Premises and


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      Lessee shall not be liable for any rent for such time and until such time as Lessor delivers possession. A delay of possession shall not extend the termination date. Notwithstanding the above, in the event the delay was caused by Lessee, then the payment of Rent shall commence on the Commencement Date and Lessee shall not have any right to cancel this Lease as a result of such delay. If Lessor offers access to the Premises or any portion thereof prior to the Commencement Date of the term of this Lease, and if Lessee accepts such early access, then both parties shall be bound by all of the covenants and terms contained herein during such period.

12. ASSIGNMENT AND SUBLETTING. Lessee shall not either voluntarily or by operation of law assign, transfer, convey or encumber this Lease or any interest under it, or sublet its right to occupy or use all or any portion of the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed. Among the criteria to be used by Lessor in evaluating a request for assignment or subletting will be (i) the proposed use of the Premises; (ii) the anticipated impact, if any, on parking; (iii) the financial capacity of the assignee/sublessee to perform the obligations under this Lease; (iv) the compatibility of the proposed user with the remainder of the tenants and operation of the Building. Lessor reserves the right to recapture the Premises or applicable portion thereof in lieu of giving its consent by notice given to Lessee within twenty (20) days after receipt of Lessee's written request for assignment or subletting. Such recapture shall terminate this Lease as to the applicable space effective on the prospective date of assignment or subletting, which shall be the last day of a calendar month and not earlier than sixty (60) days after receipt of Lessee's request hereunder. Lessee may condition its request for Lessor's consent to an assignment or subletting on Lessor's waiver of its recapture right. In the event that Lessor shall not elect to recapture and shall thereafter give its consent, Lessee shall pay Lessor a reasonable fee, not to exceed One Thousand And No/100 Dollars ($1,000.00) to reimburse Lessor for processing costs incurred in connection with such consent. Lessor's consent shall not release or discharge Lessee from future liability under this Lease and shall not waive Lessor's right to consent to any future assignment or sublease. Any assignment or subletting without Lessor's consent shall be void and shall, at Lessor's option, constitute a default under this Lease. A transfer by the present majority shareholders of ownership or control of a majority of the voting stock of a corporate Lessee, or the change in form of entity of the Lessee, shall be deemed an assignment.

      The Lessee shall not assign its interest in or under this Lease for security purposes, nor shall the Lessee grant any security interest, lien or encumbrance against its interest in this Lease or in or to any property in or affixed to the Premises without the prior written consent of the Lessor, which consent shall be granted, withheld or conditioned in Lessor's sole discretion. In no event shall the Lessee grant, or allow to exist, any security interest in, or lien or encumbrance against the fee title to the Premises, the building in which the Premises is located or the real property on which the building is located.

13. ALTERATIONS. Lessee shall lease the Premises in its "as is" broomswept clean condition, as delivered to Lessee by Lessor. After obtaining the prior written consent of Lessor, Lessee may make minor alterations, additions and improvements in said Premises (so long as such alterations, additions or improvements are not structural in nature and not visible from the exterior of the Premises) at its sole cost and expense. Lessee agrees to save Lessor harmless from any damage, loss, or expense arising therefrom and to comply with all laws, ordinances, rules and regulations. Upon termination of this Lease, all alterations, additions and improvements made in, to or on the Premises (including without limitation all electrical, lighting, plumbing, heating, air conditioning, and communications equipment and systems, doors, windows, partitions, drapery, carpeting, shelving, counters, and physically attached fixtures, except trade fixtures, unless otherwise excluded by written agreement annexed hereto), shall remain upon and be surrendered as a part of the Premises; provided however, upon Lessor's request, Lessee shall remove its trade fixtures and those items excluded by written agreement, and those additions, alterations, or improvements as may be specified by Lessor, and repair and restore the Premises to is original condition at Lessee's sole cost and expense prior to expiration of the Term. Lessee may accompany its request for consent with an additional request for a determination by Lessor of its requirements with regard to the disposition of such improvements at the expiration of the Lease. Lessor will respond to such request along with it response to the request for consent.


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14.   LIENS. Lessee shall keep the Premises free from any liens arising out of any work performed, materials furnished, equipment supplied, or obligations incurred by or on behalf of Lessee. No work performed, material furnished, equipment supplied or obligations incurred by or on behalf of Lessee shall be deemed to be for the immediate use and benefit of Lessor so that no mechanic's lien or other lien shall be allowed against Lessor's estate in the premises. Lessee shall provide, at Lessee's own cost, waivers of lien signed by any party (including the Lessee) who performs work, furnishes materials, or supplies equipment to the Premises. For any single project, the cost of which will exceed Two Hundred Fifty Thousand and No/100 dollars ($250,000.00), Lessor may require, at Lessee's sole cost and expense, a lien release and completion bond in an amount equal to either the actual contract price or one and one-half times the estimated cost of any improvements, additions or alterations in the Premises which Lessee desires to make, to insure Lessor against any liability for lien and to insure completion of the work.

15. SIGNS. All signs or symbols placed by Lessee in the windows and doors of the Premises, or upon any exterior part of the building, shall be subject to Lessor's prior written approval. Prior to termination of this Lease, Lessee will remove all signs placed by it upon the Premises, and will repair any damages caused by such removal.

16.   INSURANCE.

      A. Lessee shall pay for and maintain, during the entire Lease Term, the following policies of insurance:

            (i) Commercial general liability insurance, including products, completed operations coverage and auto liability insurance covering Lessee's operations and the Premises with limits of not less than $2,000,000 combined single limit for death, personal injury and property damage per occurrence, including Lessor as an additional insured. Such policies shall be endorsed to provide contractual liability insurance covering all liability assumed by Lessee under the provisions of this Lease and a copy of said endorsement will be delivered to Lessor prior to commencement of the Term.

            (ii) Special cause of loss or "all risk" perils and sprinkler leakage property insurance upon all building improvements and alterations on the Premises for which Lessee is responsible and upon Lessee's property in the amount of one hundred percent (100%) full replacement cost. The policy shall include Lessor and Lessor's mortgagee, if any, as additional insureds, as their interests may appear, with a loss payable clause in favor of Lessor and Lessor's mortgagee to the extent of their interest in the property.

        B. Each policy provided by Lessee shall expressly provide that it shall not be subject to cancellation or material change without at least thirty (30) days prior written notice to the Lessor. Lessee shall furnish Lessor, prior to commencement of the Term, with insurance certificates naming Lessor as additional insured and, upon request, copies of such policies required to be maintained hereunder.

        C. Lessor shall maintain property insurance during the entire Lease Term in the amount of one hundred percent (100%) full replacement value of the Building and Lessor's improvements. Lessors coverage may include the perils of Special cause of loss ("all risk") and earthquake.

17.   INDEMNITY AGAINST LIABILITY FOR LOSS OR DAMAGE

      A. Lessee assumes all liability for and shall indemnify, hold harmless and defend Lessor from and against all loss, damage or expense which the Lessor may sustain or incur, and against any and all claims, demands, suits and actions whatsoever, including expense of investigation and litigation, on account of injury to or death of persons, including without limitation employees of Lessor, employees of Lessee or its affiliated companies or on account of damage to or


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            destruction of property, including without limitation property owned by and property in the care, custody or control of Lessor during the Term, due to or arising in any manner from:

            (i) The acts or negligence of Lessee or any contractor, subcontractor, or agent of Lessee or their respective employees;

            (ii) The condition, use or operation of the Premises and/or materials or substances used by Lessee or any of its contractors, subcontractors or agents of Lessee or by their respective employees, regardless of whether or not furnished by Lessor under this Lease or otherwise;

            (iii) Any damage or injury to persons or property arising out of
                  Lessee's breach or this Lease, including, but not limited to, obligations of Lessee under Section 7, Maintenance.

      B. Lessor shall have no liability to Lessee as a result of loss or damage to Lessee's property or for death or bodily injury caused by the acts or omissions of other tenants in the project or by third parties (including criminal acts).

      C. Lessee shall not be obligated to indemnify Lessor for the portion of any claim or liability caused by or arising from the act, or negligence of Lessor.

      D. Lessee, its agents, trustees, officers, employees, contractors and invitees, shall not be liable to Lessor or its agents, employees, contractors or invitees or to any third party for any damage to person or the Premises caused by or arising from or in connection with any act, or negligence of Lessor. Lessor agrees to indemnify, hold harmless and defend Lessee, its agents, trustees, officers, employees, contractors and invitees from and against any and all liability claims, causes of action, damages, costs and expenses (including, without limitation, attorney's fees) arising from or in connection with any act, or neglect of Lessor or its agents, employees, contractors or invitees; and from any breach or default under this Lease by Lessor.

      E. It is mutually understood and agreed that the assumption of liabilities and indemnification provided for in this Section 17 shall survive any termination of this Lease.

18. DAMAGE OR DESTRUCTION. If any of the Premises, or a substantial part of the building in which the Premises are located, shall be damaged or destroyed by fire or other insured casualty to the extent of more than 40% of its replacement cost, and repair of the damage can not be completed within one hundred eighty (180) days, following receipt by Lessor of actual notice of such damage or destruction Lessor shall have the option either (a) to repair or rebuild within a reasonable time utilizing the insurance proceeds to effect such repair, or (b) not to repair or rebuild, and to cancel this Lease on thirty (30) days notice. If Lessor fails to give Lessee written notice of its election within thirty (30) days from the date of damage, or if the restoration of the Premises cannot be completed within one hundred eighty (180) days from date of notice, Lessee may cancel this Lease at its option on thirty (30) days notice. During the period of untenantability, rent shall abate in the same ratio as the portion of the Premises rendered untenantable bears to the whole of the Premises; provided that if the damage is due to the fault or neglect of Lessee, there shall be no abatement of rent.

      If the Premises or the building in which the Premises are located shall be damaged or destroyed by fire or other insured casualty, and repair of the damage can be completed within one hundred eighty (180) days, Lessor shall repair or rebuild within a reasonable time utilizing the insurance proceeds to effect such repair.

      If a substantial part of the Premises or the building in which the Premises are located shall be damaged or destroyed by an uninsured casualty Lessor shall have the option either (a) to repair or rebuild within a reasonable time, or (b) not to repair or rebuild, and to cancel this Lease on thirty (30) days notice. In the event of cancellation by Lessor as a result of an uninsured casualty, Lessee shall have the right, within five (5) days following Lessor's notice of cancellation, to override such cancellation by agreeing to


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      repair the damage at Lessee's sole cost and expense. In such event, the
      Lessee shall repair or rebuild within a reasonable time following the damage or destruction.

19. EMINENT DOMAIN. If the whole of the Premises shall be taken by any public authority under the power of eminent domain, or purchased by the condemnor in lieu thereof, then the term of this Lease shall cease as of the date possession is taken by such public authority. If only part of the Premises shall be so taken, the Lease shall terminate only as to the portion taken, and shall continue in full force and effect as to the remainder of said Premises, and the monthly rent shall be reduced proportionately; provided, however, if the remainder of the Premises cannot be made tenantable for the purposes for which Lessee has been using the Premises or if more than twenty-five percent (25%) of the rentable square footage of the Premises shall be so taken, then either party, by written notice to the other, given at least thirty (30) days prior to the date that possession must be surrendered to the public authority, may terminate this Lease effective as of such surrender of possession. If any part of the building other than the Premises shall be so taken so as to render in Lessor's opinion the termination of this Lease beneficial to the remaining portion of the building, Lessor shall have the right within sixty (60) days of said taking to terminate this Lease upon thirty (30) days written notice to Lessee. In the event of any taking, whether whole or partial, Lessor shall be entitled to all awards, settlements, or compensation which may be given for the land and buildings. Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease. Lessee shall have the right to seek an independent and separate award from the condemning authority so long as such award does not diminish the amount of the award payable to Lessor.

20. INSOLVENCY. If Lessee shall be declared insolvent or bankrupt, or if Lessee's leasehold interest herein shall be levied upon or seized under writ of any court of law, or if a trustee, receiver or assignee be appointed for the property of Lessee, whether under operation of State or Federal statutes, then Lessor may, at its option, immediately, without notice (notice being expressly waived), terminate this Lease and take possession of said Premises.

21. DEFAULT AND RE-ENTRY. If Lessee fails to keep or perform any of the covenants and agreements herein contained, then the same shall constitute a breach hereof, and if Lessee has not remedied such breach within five
      (5) days after any payment is due if the breach is non-payment of rent or other charges, or within ten (10) days after written notice thereof from Lessor in the event of the breach of any other covenant, except that if the breach cannot reasonably be cured within such ten (10) day period, then if Lessee fails to commence to cure within such ten (10) day period and thereafter, diligently prosecute such cure to completion, then Lessor may, at its option, without further notice or demand:

      A. Cure such breach for the account and at the expense of Lessee (including entry upon the Premises to make repairs on behalf of the Lessee where Lessee has failed to make such repairs as required under this Lease) and such expense shall be deemed additional rent due on the first of the following month; or

      B. Re-enter the Premises, remove all persons therefrom, take possession of the Premises and remove all personal property therein at Lessee's risk and expense and (1) terminate this Lease, or (2) without terminating the Lease or in any way affecting the rights and remedies of Lessor or the obligations of Lessee, re-let the whole or any part of the Premises as agent for Lessee, upon such terms and conditions as Lessor may deem advisable. In either event, any moneys received from Lessee and any deposit or other amounts held by Lessor may first be applied by Lessor to any damages suffered by Lessor as a result of such default, including without limitation, costs and expenses incurred on re-entry and re-letting, any unamortized tenant improvements and commissions, cleaning, necessary repairs, restoration and alteration, and any commissions incurred on re-letting, and the balance of such amounts may be applied toward payment of other sums due to Lessor hereunder. In the event the Premises are re-let for Lessee's account, Lessee shall pay to Lessor monthly any deficiency; however, Lessor shall not be required to pay any excess to Lessee. Upon termination of this Lease or of Lessee's right to possession, Lessor has the right to recover from Lessee:
            (1) The worth of the unpaid rent that had been earned at the time of such termination; (2) The worth of the amount of the unpaid rent that would have been earned after the date of such termination; and (3) Any other amount, including court, reasonable attorney and collection costs, necessary to compensate Lessor. "The Worth," as used in Section (1) is to be calculated allowing interest at 18% per year (or, if applicable, at such lower rate as may represent the highest legal limit allowed in the State of Washington). "The worth" as used for Section (2) is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination. The above remedies of Lessor are cumulative and in addition to any other remedies now or hereafter allowed by law or elsewhere provided for in this Lease. Notwithstanding anything to the contrary in this Section 21, Lessee does not waive any right it may have to require Lessor to mitigate its damages.

22. REMOVAL OF PROPERTY. Any personal property (excluding intellectual property) of Lessee removed by Lessor in accordance with Section 21 above may be stored, sold, or disposed of by Lessor without any additional notice to Lessee at the sole risk and expense of Lessee and without any further responsibility of Lessor. Proceeds therefrom may be applied by Lessor upon any indebtedness due from Lessee to Lessor. Lessee waives all claims for damages that may be caused by Lessor re-entering the Premises and removing or disposing of said property as herein provided.

23. COSTS AND ATTORNEYS' FEES. In the event either party shall commence legal action to enforce any provision of this Lease, the court shall award to the prevailing party all reasonable attorneys' fees and all costs incurred in connection therewith, including fees and costs on appeal. Any action relating to this Lease shall be brought in the County in which the Premises are located or, at Lessor's election, in King County, Washington.

24. SUBROGATION WAIVER. Lessor and Lessee each herewith and hereby release and relieve the other and waive its entire right of recovery against the other for loss or damage arising out of or incident to the perils of fire, explosion or any other perils described in the "all risk" insurance and the events covered under the property insurance coverages required under this Lease, whether due to the negligence of either party, their agents, employees or otherwise. Each party shall obtain from its respective insurer under each insurance policy that it maintains a waiver of all rights of subrogation which the insurer may have against the other party for claims that are released under this Section 24.

25. HOLDING OVER. If Lessee, with the express consent of Lessor, shall hold over after the expiration of the term of this Lease, Lessee shall remain bound by all the covenants and agreements herein, except that (a) the tenancy shall be from month-to-month and (b) the monthly rent to be paid by Lessee shall be determined by multiplying the monthly rent in effect immediately preceding such expiration times 150%. If Lessee holds possession of the Demised Premises after the expiration of the Lease without the express written consent of Lessor, Lessee shall remain bound by all the covenants and agreements herein, except that (a) the tenancy shall be from month-to-month and (b) the monthly rent to be paid by Lessee shall be the greater of twice the Monthly Minimum Rent in effect immediately preceding such expiration or the total loss to Lessor as a result of Lessee's holdover, if, effective during the term of such holdover, Lessor has leased all or part of the Premises to other Lessee(s). Any such tenancy may be terminated with twenty (20) days prior notice as provided by Washington State law.

      In the event of any unauthorized holding over, Lessee shall also indemnify and hold Lessor harmless from and against all liability, losses, claims, causes of action, damages, costs and expenses (including without limitation attorney fees) resulting from Lessee's failure to surrender the Premises, including without limitation claims made by succeeding Lessees resulting from Lessee's failure to surrender the Premises.

      Lessee's obligations under this Section 25 shall survive the expiration or termination of this Lease.

26.   SUBORDINATION AND ATTORNMENT; MORTGAGE PROTECTION.

      A. SUBORDINATION-NOTICE TO MORTGAGEE. At the request of Lessor, Lessee shall promptly execute, acknowledge and deliver, all instruments which may be required to subordinate this Lease to any existing or future mortgages, deeds of trust and/or other security documents on or encumbering the Premises or on the leasehold interest held by Lessor, and to any extensions, renewals, or replacements thereof, provided that the mortgagee or beneficiary, as the case may be, shall agree to recognize this Lease in the event of foreclosure if Lessee is not in material default at such time by providing a subordination and non-disturbance agreement in a commercially reasonable form.

      B. LESSEE'S CERTIFICATE. Lessee shall at any time, and from time to time, within fourteen (14) days after written notice from Lessor, execute, acknowledge and deliver to Lessor a statement in writing
            (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), and the date to which the rental and other charges are paid in advance, if any; and (b) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of the Lessor or Lessee hereunder, or specifying such defaults if any are claimed; and (c) setting forth the date of commencement of rents and expiration of the Lease Term hereof; and, (d) such other information as the Lessor shall reasonably require. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Premises of which the Premises are a part.

      C. MORTGAGEE PROTECTION CLAUSE. Lessee agrees to notify any mortgagee and/or trust deed holders, by registered mail, with a copy of any notice of default served upon the Lessor, provided that prior to such notice Lessee has been notified in writing (by way of Notice of Assignment of Rents and Lease, or otherwise) of the addresses of such mortgagees and/or trust deed holders. Lessee further agrees that if Lessor shall have failed to cure such default, then the mortgagees and/or trust deed holders have thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional times as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to affect such cure), in which event this Lease shall not be terminated if such remedies are being so diligently pursued.

27. SURRENDER OF POSSESSION. Lessee shall, prior to the termination of this Lease or of Lessee's right to possession, remove from the Premises all personal property which Lessee is entitled to remove and those alterations, additions, improvements or signs which may be required by Lessor to be removed, pursuant to Sections 13 and 15 above, and shall repair or pay for all damage to the Premises caused by such removal. All such property remaining and every interest of Lessee in the same shall be conclusively presumed to have been conveyed by Lessee to Lessor under this Lease as a bill of sale, without compensation, allowance, or credit to Lessee. Lessee shall upon termination of this Lease or of Lessee's right of possession, deliver all keys to Lessor and peacefully quit and surrender the Premises without notice, neat and clean, and in as good condition as when Lessee took possession, except for reasonable wear and tear as determined by Lessor and except for damage by casualty or condemnation.

28. LATE PAYMENT AND INTEREST. If any amount due from Lessee is not received in the office of Lessor on or before the fifth (5th) day following the date upon which such amount is due and payable, a late charge of five percent (5%) of said amount shall become immediately due and payable, which late charge Lessor and Lessee agree represents a fair and reasonable estimate of the processing and accounting costs that Lessor will incur by reason of such late payment. All past due amounts owing to Lessor under this Lease, including rent, shall be assessed interest at an annual percentage rate of eighteen percent (18%) from the date due until paid.

29. NOTICE. Any notice, communication or remittance required or permitted by this Lease by either party to the other shall be deemed given, served or delivered, in writing, delivered personally or by courier or by telephonic facsimile transmission with automatic confirmation, addressed to the Lessor at the address specified for the payment of rent under paragraph 3 of this Lease or to Lessee at the Premises or to such other address as either party may designate to the other in writing from time to time.

30. NO WAIVER OF COVENANTS. Time is of the essence of this Lease. Any waiver by either party of any breach hereof by the other shall not be considered a waiver of any future similar or other breach.

31. ENTIRE AGREEMENT. It is expressly understood and agreed by Lessor and Lessee that there are no promises, agreements, conditions, understandings, inducements, warranties, or representations, oral or written, express or implied, between them, other than as herein set forth and that this Lease shall not be modified in any manner except by an instrument in writing executed by the parties.

32. BINDING ON HEIRS, SUCCESSORS AND ASSIGNS. The covenants and agreements of this Lease shall be binding upon the heirs, executors, administrators, successors and assigns of both parties hereto, except as hereinabove provided.

33. LESSOR'S ASSIGNMENT. It is fully understood that Lessor shall have the full right to assign this Lease, without any notice to Lessee, thereby relieving Lessor from all and any liabilities; provided however, that the assignee assumes all Lessor's responsibilities as set forth in this Lease.

34. ENVIRONMENTAL. See Rider One attached and incorporated into this Lease by this reference.

35.   BROKERS; AGENCY DISCLOSURE; BROKERAGE RELATIONSHIPS.

                     [Intentionally deleted.]

36. FORCE MAJEURE. Lessor shall have no liability to Lessee on account of the following acts of "force majeure," which shall include (a) the inability of Lessor to fulfill, or delay in fulfilling, any of Lessor's obligations under this Lease by reason of strike, lockout, other labor trouble, dispute or disturbance; (b) governmental regulation, moratorium, action, inaction, preemption or priorities or other controls, including delays in receipt of permits; (c) shortages of fuel, supplies or labor; (d) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water; or (e) for any other reason, whether similar or dissimilar to the above, or for act of God, beyond Lessor's reasonable control. If this Lease specifies a time period for performance of an obligation of Lessor, that time period shall be extended by the period of any delay in Lessor's performance caused by any of the events of force majeure described herein.

37. LIMITATION OF LIABILITY. The recourse of Lessee to recover any claim against Lessor arising under this Lease shall be limited to Lessor's interest in the Building and to the rents, issues and profits from the Building. Lessee waives any and all recourse for any such liability against Lessor's members, partners, shareholders, trustees or beneficiaries, or any property or assets of Lessor other than the Building.

38. OPTION TO EXTEND. Lessor hereby grants to Lessee two successive options to extend this Lease for additional terms of five (5) years each commencing on the first day after the Expiration Date of the previous term. Lessee must exercise the option to extend, if at all, by giving Lessor written notice of such exercise not less than twelve (12) months prior to the expiration date of the then current term. Upon the exercise of the option to extend, the term of this Lease shall be extended through the expiration date of the Renewal Term on the same terms and conditions as contained herein, except that there shall be no option to extend the term of this Lease beyond the Second Renewal Term, and the Base Monthly Rent during the Renewal Terms shall be determined pursuant to this Section.

      Base Monthly Rent for each Renewal Term shall be the greater of (a) the Base Monthly Rent scheduled for the final month of the preceding term (the initial term or the First Renewal Term, as the case may be), or (b) the fair market base rental value of the Premises.

      Lessor and Lessee agree to be reasonable in their negotiation of rent for the option periods. Lessor and Lessee shall have thirty (30) days after Lessee provides Lessor of its notice to exercise its Option to Renew to set the rent for the option period(s). If Lessor and Lessee are unable to establish the rent for the option period(s) within the thirty (30) day period then Lessor and Lessee shall each appoint an appraiser with not less than ten (10) years experience in real estate appraisal in the Bellevue real estate market, to set the rent for the option period(s). If the rents proposed by each appraiser are within ten (10%) percent of each other, then the rent for the option period(s) shall be the average of the two rents. If the rents proposed by each appraiser are greater than ten (10%) percent from each other then the two appraisers will select a third appraiser who shall also have at least (10) years real estate appraisal experience in the Bellevue real estate market, to set the rent for the option period(s). The rent established by the third appraiser will be binding on Lessor and Lessee and will be no less than the rent proposed by Lessee and no higher than the rent proposed by Lessor. The total cost of all of the appraiser's fees will be the responsibility of the party whose proposed rental rate is farthest from that of the final rental rate established by the appraisers.

39.   RIGHT OF FIRST OPPORTUNITY TO PURCHASE.

      39.1 GRANT OF RIGHTS. In the event Lessor intends to sell or to make the Building in which the Premises are located available for purchase to unrelated third parties, and provided Lessor is not selling the Building as part of a portfolio of buildings, Lessor shall give Lessee written notice of this intention and of the intended offering sale price of the Premises ("Lessor's Notice"). Lessor will offer the sales price to Lessee in good faith. In the event Lessee desires to purchase the Premises at the offering sale price indicated by Lessor, Lessee shall give to Lessor a written notice of such desire ("Lessee's Notice") within seven days of receipt of the Lessor's Notice. If the Lessee's Notice is not timely given by Lessee, Lessee shall have no further rights under this Section 39. In the event Lessee's Notice is timely given by Lessee, then Lessor and Lessee shall negotiate during the remainder of the 30 day period following the giving of Lessor's Notice in good faith to attempt to execute a definitive purchase and sale agreement whereby Lessor would sell to Lessee and Lessee would purchase from Lessor the Premises at the price stated in Lessor's Notice. During the 30 day period any offer of the property publicly or privately will be subject to Lessee's rights hereunder. Neither party shall have any obligation to execute a purchase and sale agreement not acceptable to such party, in its sole and absolute discretion. In the event the parties fail to execute a mutually agreeable purchase and sale agreement within the 30 day period allowed, or in the event such a purchase and sale agreement is executed but is subsequently terminated without consummation of the sale, Lessee shall have no further rights under this Section 39. In no event shall Lessee have the right to assert any right to purchase the Building once Lessor has executed a contract for the sale of the Premises to a third party as otherwise permitted under this Section 39, even if the price under such contract, as the same may be amended, is less than the price stated in Lessor's Notice. It is expressly agreed that any price set forth in Lessor's Notice given to Lessee, and any transaction whereby the Building is sold to Lessee, will be on the basis that Lessor shall pay no real estate commission on account of such sale to any broker representing Lessee. It is further acknowledged that Lessor may subsequently offer the Premises to third parties at a price less than, equal to or greater than the price set forth in the Lessor's Notice.

      39.2 LIMITATION OF RIGHTS. The notification and negotiation rights allowed to Lessee pursuant to Section 39.1 are allowed on a "one time" basis only, and except as otherwise provided in Section 39.1 above, Lessor shall have no obligation to re-notify Lessee of any changes in its sales intentions or offering price, nor to re-notify Lessee of subsequent sales efforts if Lessor does not sell the Building following the Lessor's Notice.

      39.3 EXCLUSIONS. The rights of Lessee under this Section 39 are limited to notification and negotiation in anticipation of Lessor offering the Building to purchase by unrelated third parties. There shall be no notification or negotiation rights of Lessee in any other case whatsoever, including but not limited to cases of (a) a conveyance by Lessor to an affiliated party and any conveyance in connection with a merger or other corporate transaction, (b) a conveyance by Lessor to a lender who then holds a lien on the

      Premises, (c) a conveyance in connection with a foreclosure sale, (d) a conveyance or taking in connection with a condemnation, (e) a conveyance which is part of a financing transaction (for example, a sale and master lease back), (f) a conveyance by any subsequent owner of the Building other than the Lessor originally named herein, or (g) a sale or offering in which Lessor packages the Building with one or more other properties owned by Lessor and/or any affiliate of Lessor for sale as a group, on the open market or otherwise. No conveyance of any or all of the ownership interests within Lessor (for example, membership interests in the limited liability company) shall be deemed a conveyance or sale of the Premises.

      39.4 PERSONAL NATURE OF RIGHTS. Upon any assignment of this Lease or of any sublease of all or a part of the Premises, the rights granted to Lessee pursuant to Section 39.1 shall terminate. The rights granted to Lessee pursuant to Section 39.1 shall also terminate upon the termination of this Lease or of Lessee's right of possession.

40. EXHIBITS. The following exhibits or riders are made a part of this Lease and are incorporated herein by reference:

               Rider One - Environmental
               Exhibit A - Premises
               Exhibit B - Rules and Regulations
               Rider Two - Additional Lease Provisions

        LESSOR:                                    LESSEE:

        BENAROYA CAPITAL COMPANY, LLC              ICOS CORPORATION


        /s/ Larry R. Benaroya
        By:  Larry R. Benaroya                     By: /s/ Gary Wilcox
           -----------------------                    -------------------------
        Its:  Manager                              Its: EVP, Operations
            ----------------------                     ------------------------
        Date:  6/12/01                             Date: 6/12/01
            ----------------------                      -----------------------

STATE OF WASHINGTON   ]
                      ] ss.
COUNTY OF KING        ]

      I certify that I know or have satisfactory evidence that Larry R. Benaroya is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he is the Manager of BENAROYA CAPITAL COMPANY, LLC, a Washington limited liability company, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said company for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said company.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.


                                            /s/ Rebecca A. Bethel
                                            ------------------------------------
                                            Notary Public in and for the
                                            State of Washington
                                            residing at Seattle
                                            Commission expires 11/9/02
                                            Print Name Rebecca A. Bethel

STATE OF WASHINGTON   ]
                      ] ss.
COUNTY OF  Snohomish  ]

        I certify that I know or have satisfactory evidence that Gary Wilcox is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he/she is the representative, of ICOS CORPORATION, a Delaware corporation, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.


                                            /s/ Lori L. Briseno
                                            ------------------------------------
                                            Notary Public in and for the
                                            State of Washington
                                            residing at Snohomish
                                            Commission expires 4/29/02
                                            Print Name Lori L. Briseno

                                    RIDER ONE
                  EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE

a. EMISSIONS. Lessee shall not discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water, which does or may pollute or contaminate the same, or does or may adversely affect the health or safety of persons, or the use or enjoyment of the Premises. Lessee may transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation in, on or about the Premises, provided, however, that such electromagnetic, microwave or other radiation is used in connection with Lessee's Permitted Use of the Premises, and that such use complies with all pertinent federal, state, and local statutes, rules, regulations, ordinances and orders that such use does not interfere with the use of any other tenant or owner within Canyon Park.

b. STORAGE. If, with or without violation of this Lease, Lessee possesses at the Premises any matter described in Section A above or any Hazardous Substances (as defined below), Lessee shall store the same in appropriate leak proof containers and/or areas which comply with all laws and all prudent practices.

c. DISPOSAL OF WASTE. Lessee shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Lessee shall keep all such containers in a clean and sanitary condition. Lessee shall properly dispose of all sanitary sewage and shall not use the sewage system for the disposal of anything except sanitary sewage, nor in excess of capacity. Lessee shall not cause any obstruction in the sewage disposal system.

d. COMPLIANCE OF LAW. Notwithstanding any other provision in the Lease to the contrary, Lessee shall comply with all Laws in complying with its obligations under this Lease, and in particular, Laws relating to the storage, use and disposal of Hazardous Substances (as defined below).

e. INDEMNIFICATION FOR BREACH. Lessee shall defend, indemnify and hold Lessor, the Project and the holder of a trust deed or mortgage on the Project harmless from any loss, claim, liability or expense, including, without limitation, attorneys fees and costs, at trial and/or on appeal and review, arising out of or in connection with its failure to observe or comply with the provisions of this Rider. This indemnity shall survive the expiration or earlier termination of the term of the Lease or the termination of Lessee's right of possession and be fully enforceable thereafter.

f. INDEMNIFICATION REGARDING HAZARDOUS SUBSTANCES. In addition to the indemnity obligations contained elsewhere herein, Lessee shall indemnify, defend and hold harmless Lessor, the Premises, the Project, and the holder of a trust deed or mortgage on the Project, from and against all claims, losses, damages, monitoring costs, response costs, liabilities, and other costs expenses caused by, arising out of, or in connection with, the generation, release, handling, storage, discharge, transportation, deposit or disposal in, on, under or about the Premises by Lessee or any of Lessee's agents of the following (collectively referred to as "Hazardous Substances"): hazardous materials, hazardous substances, toxic wastes, toxic substances, pollutants, petroleum products, underground tanks, oils, pollution, asbestos, PCB's, radioactive materials, or contaminants, as those terms are commonly used or as defined by federal, state, and/or local law or regulation related to protection of health or the environment as any of same may be amended from time to time, and/or by any rules and regulations promulgated thereunder. Such damages, costs, liability and expenses shall include such as are claimed by any regulating and/or administering agency, any ground lessor or master lessor of the Project, the holder of any Mortgage or Deed of Trust on the Project, and/or any successor of the Lessor named herein. This indemnity shall include (i) claims of third parties, including governmental agencies, for damages, fines, penalties, response costs, monitoring costs, injunctive or other relief; (ii) the costs, expenses or losses resulting from any injunctive relief, including preliminary or temporary injunctive relief; (iii) the expenses, including fees of attorneys and experts, of report the existence of Hazardous Substances to an agency of the State of which the Premises is located or of the United States as required by applicable laws and regulations; and (iv) any and all expenses or obligations, including attorney's fees, incurred at, before and after any administrational proceeding, trial, appeal and review. This indemnity shall survive the expiration or earlier termination of the term of the Lease or the termination of Lessee's right of possession and shall remain fully enforceable thereafter.

g. INFORMATION. Lessee shall give prior written notice to Lessor of any use, whether incidental or otherwise, of Hazardous Substances on the Premises, and shall immediately deliver to Lessor a copy of any notice of any violation of any Law with respect to such use. Lessee shall also provide to Lessor, upon request, with any and all information regarding Hazardous Substances in the Premises, including contemporaneous copies of all filings and reports to governmental entities, and any other information requested by Lessor. In the event of any accident, spill or other incident involving Hazardous Substances, Lessee shall immediately report the same to Lessor and supply Lessor with all information and reports with respect to the same. All information described herein shall be provided to Lessor regardless of any claim by Lessee that it is confidential or privileged.

                                    EXHIBIT A
                                    PREMISES

                                    EXHIBIT B
                              RULES AND REGULATIONS

1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Project without the prior written consent of Lessor. Lessor shall have the right to remove, at Lessee's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Lessee by a person approved by Lessor.

2. If Lessor objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Lessee shall immediately discontinue such use. Lessee shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Lessee shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators or stairways of the Project. The halls, passages, exits, entrances, elevators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Lessee's business invitees. Lessor shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Lessor would be prejudicial to the safety, character, reputation and interest of the Project and its Lessees; provided that nothing herein contained shall be construed to prevent such access to personnel with whom any Lessee normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No Lessee and no employee or invitee of any Lessee shall go upon the roof(s) of the Project, except certified HVAC employees of Lessee or Lessee's HVAC contractor.

4. Lessor will furnish Lessee, free of charge, with two keys to each door lock in the Premises. Lessor may make a reasonable charge for any additional keys. Lessee shall have the right to install a card key system and to make or have made additional keys, and Lessee shall have the right to lock or install a new additional lock or bolt on any door of its Premises, provided Lessee provides Lessor with a pass key to access the Premises or any portion thereof. Lessee, upon the termination of its tenancy, shall deliver to Lessor the keys of all doors which have been furnished to Lessee, and in the event of loss of any keys so furnished, shall pay Lessor therefor.

5. If Lessee requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Lessor's instructions in their installation.

6. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Lessor. Lessee's initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items shall, unless otherwise agreed in writing by Lessor, be made during the hours of 6:00 p.m. to 6:00 a.m. or on Saturday or Sunday. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other Lessees or the operation of the Building.

7. Lessee shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Law. Lessor shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Lessor, stand on such platforms as determined by Lessor to be necessary to properly distribute the weight, which platforms shall be provided at Lessee's expense. Business machines and mechanical equipment belonging to Lessee which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein shall be placed and maintained by Lessee, at Lessee's expense, on vibration eliminators, or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Lessor. Lessor will not be responsible for loss of, or damage to, any such equipment


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

      or other property from any cause, and all damage done to the building by maintaining or moving such equipment or other property shall be repaired at the expense of Lessee.

8. Lessee shall use the Premises only for general office, laboratory, research, process and product development and related uses, including without limitation, light manufacturing and storage. Lessee shall not allow any use of the Premises which will negatively affect cost of coverage of Lessor's insurance on the Project. Lessee shall not allow any use of the Premises which would cause the value of any part of the Premises to diminish or would interfere with the use of any other tenant or owner within Canyon Park. Lessee shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises.

9. Lessee shall use heating or air conditioning systems supplied by the Lessor, and/or heating and air conditioning systems added to the building by the Lessee.

10. Lessee shall not waste electricity, water or air conditioning and agrees to cooperate fully with Lessor to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Lessee has actual notice, and shall refrain from attempting to adjust controls. Lessee shall keep corridor doors closed, and shall close window coverings at the end of each business day.

11. Lessor reserves the right, exercisable without notice and without liability to Lessee, to change the name and street address of the Building.

12. Lessor reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Lessor, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Lessee shall be responsible for all persons for whom it requests passes and shall be liable to Lessor for all acts of such persons. Lessor shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Lessor reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

13. Lessee shall entirely shut off any water faucets or other water apparatus, and electricity, gas or air outlets before Lessee and its employees leave the Premises. Lessee shall be responsible for any damage or injuries sustained by other Lessees or occupants of the Building or by Lessor for noncompliance with this rule.

14. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting form the violation of this rule shall be borne by the Lessee who, or whose employees or invitees, shall have caused it.

15. Lessee shall not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Lessee shall not make any room-to-room solicitation of business from other Lessees in the Project. Lessee shall not use the Premises for any business or activity other than that specifically provided for in Lessee's Lease. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Project are prohibited, and Lessee shall cooperate to prevent such activities.

16. Lessee shall not install any radio or television antenna, loudspeaker or other devices on the roof(s) or exterior walls of the Building or Project. Lessee shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

17. Lessee shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Lessor reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to


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

      the Premises. Lessee shall not cut or bore holes for wires. Lessee shall not affix any floor covering to the floor of the Premises in any manner except as approved by Lessor. Lessee shall repair any damage resulting from noncompliance with this rule.

18. Lessee shall not install, maintain or operate upon the Premises any vending machines without the written consent of Lessor.

19. Lessor reserves the right to exclude or expel from the Project any person who, in Lessors' judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

20. Lessee shall store all its trash and garbage within its own storage facilities on the Premises, and shall be responsible, at its sole cost and expense, for disposal of its trash and garbage (in a manner reasonably acceptable to Lessor). Lessee shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal.

21. Except as otherwise provided herein, the Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises without Lessor's consent, except that used by Lessee of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employee use shall be permitted, provided that such equipment and use is in accordance with all applicable Laws.

22. Lessee shall not use in any space or in the public halls of the Project any hand truck except those equipped with rubber ties and side guards or such other material-handling equipment as Lessor may approve. Lessee shall not bring any other vehicles of any kind into the Building or Project.

23. Lessee shall comply with all safety, fire protection and evacuation procedures and regulations established by Lessor or any governmental agency.

24. Lessee assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

25. Lessee's requirements will be attended to only upon appropriate application to the Project management office by an authorized individual. Employees of Lessor shall not perform any work or do anything outside of their regular duties unless under special instructions from Lessor.

26. Lessor may waive any one or more of these Rules and Regulations for the benefit of Lessee or any other Lessee, but no such waiver by Lessor shall be construed as a waiver of such Rules and Regulations in favor of Lessee or any other Lessee, nor prevent Lessor from thereafter enforcing any such Rules and Regulations against any or all of the Lessees of the Project.

27. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

28. Lessor reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein. Lessee agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

29. Lessee shall be responsible for the observance of all of the foregoing rules by Lessee's employees, agents, clients, customers, invitees and guests.

30. Lessee shall comply with the "No Smoking" policy in all interior areas of the building.


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

                                    RIDER TWO
                           ADDITIONAL LEASE PROVISIONS

1.    ADDITIONAL PROVISIONS CONCERNING OPERATING EXPENSES

      Notwithstanding anything to the contrary contained in the Lease, the following items shall be excluded (or, as applicable, deducted) from the calculation of Lessee's share (if any) of operating costs and expenses of the Building and/or Project:

      (a) The cost of repairs or other work occasioned by fire, windstorm or other casualty or loss in excess of the insurance proceeds therefore (or, if greater, the proceeds that would have been available had Lessor maintained the insurance required to be maintained by Lessor pursuant to this Lease), or by the exercise of eminent domain;

      (b) Deductibles under Lessor's insurance policies in excess of $50,000.00;

      (c) Costs resulting from the correction of any latent construction defects in all or any portion of the Building or Project, or any condition with regard to the structure and the common areas that is, as of the date of this Lease, not in compliance with applicable laws, codes rules or regulations;

      (d) Rental concessions or lease buyouts;

      (e) The costs of renovating or otherwise improving or decorating, painting or redecorating space (exclusive of common areas) for any lessee or other occupants of the Building or Project, including, without limitation, Lessee;

      (f) Depreciation of the real property;

      (g) Payments of principal, interest or other payments of any kind on any deeds to secure debt, mortgages, ground or underlying leases, or other hypothecations for security of all or any part of the Building or Project by Lessor;

      (h) Rents payable in connection with any ground or underlying lease of all or any portion of the Building or Project;

      (i) Lessor's general overhead and any other expense not directly related to the Building or Project (other than the management fee referred to in paragraph 9(c) above);

      (j) All items, services and/or goods for which Lessee or any other lessee, occupant, person or other party is obligated to reimburse Lessor or to pay third parties;

      (k) Advertising and promotional expenses with respect to leasing space in or selling the Building or Project;

      (l) Brokerage, legal and professional fees expended by Lessor in connection with negotiating and entering into any leases and any related instruments (including, without limitation, guaranties, surrender agreements, leasing amendments and consents to assignment or subletting) with any lessee or other occupant of any portion of the Building or Project, and the enforcement of any such instruments; or which are expended or incurred by Lessor in connection with the negotiation and entering of sale, ground lease, financing, partnership or similar transactions pertaining to the Building, Project, or any portion thereof, and/or to Lessor or an interest in Lessor, including without limitation, promissory notes, security deeds, mortgages, ground or master leases, purchase and sale agreements, options, and any and all similar and/or related documents, instruments and agreements;

      (m) Estate, inheritance, gift, franchise and income taxes of Lessor;

      (n) Wages, salaries and other compensation paid to employees of the Lessor who are at or above the level of Property Manager;

      (o) All items that would be capitalized under generally accepted accounting principles as of the date hereof except as expressly provided in
Section 9 of this Lease;

      (p) The cost of defending against claims in regard to the existence or release of hazardous substances or materials at the Building or Project and costs of any cleanup of any such hazardous substances or materials (except with respect to those costs for which Lessee is otherwise responsible pursuant to the express Terms of this Lease);

      (q) Costs and expenses incurred in connection with compliance with or the contesting or settlement of any claimed violation of law or requirements of law;

      (r) Interest, penalties or damages incurred by Lessor for late payment of taxes or assessments or under any agreement to which Lessor is a party by reason of the breach or default of Lessor;

      (s) Expenses incurred in connection with relocating lessee in the Building or Project;

      (t) Amounts received by Lessor through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Building operating costs charged to lessees;

      (u) Costs related to public transportation, transit or van pools, unless required by an appropriate government or quasi-government authority or as a result of the activities of Lessee; and

      (v) All other items for which Lessee or any other lessee, occupant or other party compensates Lessor, so that no duplication of payments by Lessee or to Lessor shall occur.

2.    ASSIGNMENT AND SUBLETTING BY LESSEE

      Lessor hereby consents to an assignment of this Lease or a subletting of all or part of the Premises to (a) a parent of Lessee, the parent of such parent, or a wholly owned subsidiary of Lessee, of such parent, or of the parent of such parent and (b) any entity to whom Lessee sells all or substantially of its assets provided that any such entity expressly assumes all Lessee's obligations hereunder.

3.    HAZARDOUS SUBSTANCES

      To the best of Lessor's knowledge, after reasonable inquiry, there are no hazardous wastes or substances in the soil or groundwater of the real property on which the building is located and Lessor has not disposed of or approved any disposal by any other party of any hazardous wastes or substances on or from the Building.

4.    NOTICE

      Any notice required to be given to Lessee shall be sent via facsimile, overnight express mail or U.S. mail, postage prepaid, addressed as follows:

               ICOS Corporation
               22021 20th Avenue SE
               Bothell, Washington  98021
               Attn: Facilities Manager
               Fax: (206) 481-8305

      Notices shall be effective upon receipt.


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